Exhibit 99.2

UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

Corvex, Inc. (the “Company”) is furnishing the following information regarding the Adjusted EBITDA of the Company on a pro forma basis for the three months ended March 31, 2026 and for the year ended December 31, 2025 (collectively, “Adjusted EBITDA”), to supplement the unaudited pro forma condensed combined financial information of the Company, which is presented on a U.S. generally accepted accounting principles (“GAAP”) basis and prepared in accordance with Article 11 of Regulation S-X. Adjusted EBITDA is a non-GAAP financial measure. The unaudited pro forma condensed combined financial information of the Company is included in Exhibit 99.1 to the Current Report on Form 8-K to which this exhibit is filed.

On March 19, 2026, the Company completed its acquisition of Corvex Legacy Holdings, Inc. (“Corvex OpCo”) pursuant to the Amended and Restated Agreement and Plan of Merger (the “Merger”). The unaudited pro forma condensed combined financial information reflects the combined results of the Company and Corvex OpCo as if the Merger had occurred on January 1, 2025.

The Company’s management utilizes Adjusted EBITDA as a key performance measure in evaluating the operating performance of the combined company, facilitating period-to-period comparisons, and making decisions regarding resource allocation. Management believes that Adjusted EBITDA provides useful supplemental information to investors by excluding items that are not considered indicative of the Company’s core operating performance.

Adjusted EBITDA is defined as net loss, as presented in the unaudited pro forma condensed combined statements of operations, adjusted to exclude depreciation and amortization, stock-based compensation, transaction costs, income tax expense , and interest and other expense (income), net.

The Company believes that net loss is the most directly comparable GAAP financial measure to Adjusted EBITDA for purposes of reconciliation. However, Adjusted EBITDA is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures presented by other companies, as those companies may define such measures differently.

The use of Adjusted EBITDA has limitations as an analytical tool. In particular, this measure does not reflect the Company’s capital expenditures, working capital requirements, interest expense, or income tax obligations, and excludes stock-based compensation, which may be a recurring component of the Company’s operations. Accordingly, Adjusted EBITDA should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net loss, is presented below.

	Historical		Pro Forma (i)
	Three Months Ended March 31,	Year Ended December 31,	Three Months Ended March 31,	Year Ended December 31,
Other financial information	2026	2025	2026	2025
(in thousands of USD)
Net loss	$(5,005)	$(18,322)	$(15,933)	$(68,399)
Depreciation and amortization	326	149	2,269	5,602
Stock-based compensation	2,178	2,913	10,344	42,031
Transaction costs (ii)	719	1,093	1,824	4,209
Income tax	-	-	-	60
Interest expense	178	2,782	563	2,829
Adjusted EBITDA	$(1,604)	$(11,385)	$(933)	$(13,668)

(i)	Pro forma combined non-GAAP financial information is derived from the unaudited pro forma condensed combined statements of operations included within the unaudited pro forma condensed combined financial information contained elsewhere in this filing, which has been prepared in accordance with Article 11 of Regulation S-X.

(ii)	Transaction costs in the unaudited pro forma condensed combined statements of operations include transaction-related expenses arising from the Merger, as reflected in the transaction accounting adjustments within the unaudited pro forma condensed combined financial information. These amounts include both historical transaction expenses incurred prior to the closing of the Merger and additional expenses recognized in connection with the transaction.